Exhibit 5.01

March 20, 2013

Meru Networks, Inc.

894 Ross Drive

Sunnyvale, California 94089

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Meru Networks, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about March 20, 2013 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,623,198 shares of the Company’s Common Stock, $0.0005 par value per share (the “Stock”), subject to issuance by the Company (a) upon the exercise of stock options and stock appreciation rights, vesting of restricted shares and settlement of restricted stock units to be granted under the Company’s 2010 Stock Incentive Plan, as amended (the “2010 Stock Incentive Plan”) and (b) upon the exercise of purchase rights granted or to be granted under the Company’s 2010 Employee Stock Purchase Plan, as amended (the “2010 Employee Stock Purchase Plan” and, together with the 2010 Stock Incentive Plan, the “Plans”). In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)                                 The Company’s Restated Certificate of Incorporation, filed by the Company with the Delaware Secretary of State on April 6, 2010 and certified by the Delaware Secretary of State on March 1, 2013 (the “Restated Certificate”).

(2)                                 The Company’s Bylaws, certified by the Company’s Secretary on April 6, 2010 (the “Bylaws”).

(3)                                 The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

(4)                                 The 2010 Stock Incentive Plan filed as Exhibit 99.01 to the Company’s Form 8-K, filed with the Commission on June 10, 2011; the forms of (a) Notice of Stock Option Grant, (b) Stock Option Agreement, (c) Notice of Cash Exercise of Stock Option, (d) Notice of Stock Unit Award, (e) Stock Unit Agreement, (f) Notice of Restricted Stock Award, and (g) Restricted Stock Agreement for the 2010 Stock Incentive Plan filed as Exhibit 99.1 to the Company’s Form S-8, filed with the Commission on August 6, 2010; and the 2010 Employee Stock Purchase Plan

filed as Exhibit 99.1 to the Company’s Form S-8, filed with the Commission on March 31, 2010.

(5)                                 The prospectuses prepared in connection with the Registration Statement.

(5)                                 Minutes of meetings and actions by written consent of the Company’s Board of Directors and the Company’s stockholders relating to (i) the adoption and approval of the Restated Certificate and the Bylaws, (ii) the adoption and approval of the Plans, (iii) the reservation of the Stock for sale and issuance under the Plans, and (iv) the approval of the filing of the Registration Statement.

(6)                                 The stock records that the Company has provided to us (consisting of (a) a certificate from Computershare, the Company’s transfer agent, dated March 20, 2013 verifying the number of the Company’s issued and outstanding shares of capital stock as of March 20, 2013, and (b) a statement prepared by the Company as to the number of issued and outstanding options, warrants and rights to purchase shares of the capital stock of the Company and any additional shares of the Company’s capital stock reserved for future issuance in connection with the Company’s stock option and stock purchase plans and all other plans (including without limitation the Plans), agreements or rights as of March 20, 2013).

(7)                                 A Certificate of Good Standing issued by the Secretary of State of the State of Delaware with respect to the Company dated March 20, 2013 (the “Certificate of Good Standing”).

(8)                                 An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.  We have also assumed that the certificates representing the Stock will be, when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the existing laws of the State of California and the existing Delaware General Corporation Law.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company. With respect to our opinion expressed in paragraph (2) below, we have assumed that there will be no subsequent amendment to the Restated Certificate (other than to authorize sufficient additional shares of Stock from time to time) and that when the shares of Stock described in paragraph (2) are issued and sold, the Company will have a sufficient number of authorized but unissued shares of Stock to be able to deliver all such shares.

In rendering the opinions below, we are opining only with respect to the specific legal issues expressly set forth in the numbered paragraphs below and we render no opinion, whether by implication, inference or otherwise, with respect to any other matter or matters.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, it is our opinion that:

(1)           The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware.

(2)           The additional 1,623,198  shares of Stock that may be issued and sold by the Company upon (a) the exercise of stock options, stock appreciation rights, restricted shares, or stock units granted or to be granted under the 2010 Stock Incentive Plan and (b) the exercise of purchase rights granted or to be granted under the 2010 Employee Stock Purchase Plan, when issued, sold and delivered in accordance with the applicable Plan and purchase agreements entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the examination described in this letter.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP
FENWICK & WEST LLP